FILED
IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA

JUN  25  1996

No.  C6242-94
   -------------

DEAN HELLER, SECRETARY OF STATE   CERTIFICATE  of  AMENDMENT
                                         TO THE
                              ARTICLES OF  INCORPORATION OF
                          RENAISSANCE INTERNATIONAL. GROUP, LTD.

     Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST     The  name  of the corporation is Renaissance International Group, Ltd.

SECOND    The  following sets forth the amendment to the following article:

               1.     Name:     The  name  of  the  corporation  is
                      ----

                      RIGL  Corporation  (the  "Corporation").

THIRD: The amendment was adopted and approved by the board of directors and shareholders on June 22, 1998. The number of shares outstanding at the time of such adoption was 12,952,134 and the number of shares entitled to vole thereon was 12,272,842. The number of shares voted for the amendment were 6,106,993. The number of votes for the amendment were sufficient for approval.

FOURTH;    Increase  Authorized  Capital.

FIFTH:     The  following  sets  forth  the  amendment to the following ARTICLE:

               3.     Authorized  Capital.  The  Corporation  shall  have  the
                      -------------------
                      authority to issue 50,000,000 shares of Common Stock, par value $.00l per share and and each share having one vote.

SIXTH: The amendment was adopted and approved by the board of directors and shareholders on June 22, 1998. The number of shares outstanding at the time of such adoption was 12,952,134 and the number of shares entitled to vote thereon was 12,272,842. The number of shares voted for the amendment were 6,088,993. The number of votes for the amendment were sufficient for approval

DATED  June 23, 1998                     Renaissance Internationa1 Group, Ltd.
                                         (t/b/a  RIGL  Corporation)


                                         By:  William  D.  O'Neal
                                            ------------------------------------
                                         WILLIAM  d.  o'Neal,  Vice President

                                         By:  Peter  de  Krey
                                            ------------------------------------
                                         Peter  de  Krey,  Secretary

STATE  OF  ARIZONA      )
                        )  ss
COUNTY  OF  MARICOPA    )

     On Jime23 1998, personally appeared before me, a Notary Public for the State and County aforesaid WILLIAM D. 0' NEAL. as Vice President of Renaissance International Group, Ltd, who acknowledged that he executed the above instrument.

         Official Seal
       DIANE N. LEONARD                           Diane  N.  Leonard
Notary Public - State of Arizona                  -----------------------------
       MARICOPA COUNTY                            Notary  Public
My Comm. Expires May 15, 2002

(Notary Seal)


STATE  OF  ARIZONA      )
                        )  ss
COUNTY  OF  MARICOPA    )

     On Jime23 1998, personally appeared before me, a Notary Public for the State and County aforesaid PETER DE KREY. as Secretary of Renaissance International Group, Ltd, who acknowledged that he executed the above instrument.

         Official Seal
       DIANE N. LEONARD                           Diane  N.  Leonard
Notary Public - State of Arizona                  -----------------------------
       MARICOPA COUNTY                            Notary  Public
My Comm. Expires May 15, 2002

(Notary Seal)


        STATE OF NEVADA
      Secretary of State
I hereby certify that this is a
true and complete copy of
the document as filed in this
office.


     JUN  26  '98



     DEAN  HELLER
Secretary  of  State
By  D.  Farmer